Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                          For the Month of September
                     Distribution Date of October 20, 1997
                           Servicer Certificate #29

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $126,073,877.58
Beginning Pool Factor                                           0.2967287

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,350,045.67
     Interest Collected                                     $1,077,235.28

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $590,703.37
Total Additional Deposits                                     $590,703.37

Repos / Chargeoffs                                            $287,254.31
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $7,479,717.65

Ending Pool Balance                                       $119,974,844.27
Ending Pool Factor                                              0.2823740

Servicing Fee                                                 $105,061.56

Repayment of Servicer Advances                                $538,266.67

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,541,983.92
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($619,519.00)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                     10.500%
Current Weighted Average Remaining Term (months):                  24.39

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,333,655.04      931
                                31 - 60 days             $424,709.29      311
                                60+  days                $128,465.00       84

     Total:                                            $1,886,829.33      957

     Balances:                  60+  days              $2,143,938.49       84

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $34,332.61
+    Excess Serv.                                        $585,186.39
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,541,983.92

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  September

                                                                                NOTES
                                                                  (Money Market)
                                                    TOTAL           CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                         $126,073,877.58
Ending Pool Balance                            $119,974,844.27

Collected Principal                              $5,811,779.00
Collected Interest                               $1,077,235.28
Charge - Offs                                      $287,254.31
Liquidation Proceeds / Recoveries                  $590,703.37
Servicing                                          $105,061.56
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,374,656.09

Beginning Balance                              $126,073,877.58              $0.00    $116,941,316.85     $9,132,560.73

Interest Due                                       $690,436.39              $0.00        $638,304.69        $52,131.70
Interest Paid                                      $690,436.39              $0.00        $638,304.69        $52,131.70
Principal Due                                    $6,099,033.31              $0.00      $5,885,567.14       $213,466.17
Principal Paid                                   $6,099,033.31              $0.00      $5,885,567.14       $213,466.17

Ending Balance                                 $119,974,844.27              $0.00    $111,055,749.71     $8,919,094.56
Note / Certificate Pool Factor                                             0.0000             0.3365            0.5994
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,789,469.70              $0.00      $6,523,871.83       $265,597.87

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $585,186.39
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,541,983.92
(Release) / Draw                                  ($619,519.00)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                 4                  3               2                 1
                                             May-97            Jun-97             Jul-97          Aug-97            Sep-97
Beginning Pool Balance                   $159,355,739.45   $150,463,772.21   $143,173,241.24   $135,917,752.46   $126,073,877.58

A)   Loss Trigger:
Principal of Contracts Charged Off           $444,533.18       $189,414.97       $198,352.07       $400,077.17       $287,254.31
Recoveries                                   $508,218.52       $202,738.88       $283,744.59       $236,125.71       $590,703.37

Total Charged Off (Months 5, 4, 3)           $832,300.22
Total Recoveries (Months 3, 2, 1)          $1,110,573.67
Net Loss / (Recoveries) for 3 Mos           ($278,273.45)(a)

Total Balance (Months 5, 4, 3)           $452,992,752.90 (b)

Loss Ratio Annualized  [(a/b) * (12)]            -0.7372%

Trigger:  Is Ratio > 1.5%                             No
                                                                                   Jul-97           Aug-97           Sep-97

B)   Delinquency Trigger:                                                      $1,148,120.10     $1,297,275.03     $2,143,938.49
     Balance delinquency 60+ days                                                   0.80191%          0.95446%          1.70054%
     As % of Beginning Pool Balance                                                 0.93686%          1.00971%          1.15230%
     Three Month Average

Trigger:  Is Average > 2.0%                          No

C)   Noteholders Percent Trigger:                2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer